UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 16, 2012
Date of Report (Date of earliest event reported)

Eco-Tek Group, Inc.
(Exact name of registrant as specified in its charter)

Sandalwood Ventures, Ltd.
(Former name of registrant)

Nevada	000-54507	68-0679096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15-65 Woodstream Blvd.
Woodbridge, Ontario, Canada
L4L 7X6
(Address of principal executive offices)

Telephone: (877) 275-2545
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION; CHANGE IN FISCAL YEAR

As described in the Definitive Information Statement filed by Eco-Tek Group, Inc. (formerly Sandalwood Ventures, Ltd., the “Company” or “we”), with the Securities and Exchange Commission on October 24, 2012, and mailed to shareholders on or around October 25, 2012, our Board of Directors and shareholders holding a majority of our outstanding voting shares previously approved the filing of a Certificate of Amendment to our Articles of Incorporation to affect a name change of the Company to “Eco-Tek Group, Inc.” (the “Amendment”).

Specifically, on October 12, 2012 (the “Record Date”), our Board of Directors unanimously approved the Amendment, and on the same date, (i) Luciana D’Alessandris, Jim Vogiatzis, Michael Zitser and Sergey Kartsev (the “Preferred Shareholders”), who owned as of the Record Date (a) all one thousand (1,000) outstanding shares of our Series A Preferred Stock, giving them the right to vote fifty-one percent (51%) of our voting shares, totaling 261,057,343 voting shares and (b) an aggregate of 104,451,252 shares of our common stock, and (ii) Ira Morris (Mr. Morris, together with the Preferred Shareholders, the “Majority Shareholders”), who held 50,000,000 shares of our common stock as of the Record Date (totaling 154,451,252 shares of our outstanding common stock when added to the shares held by the Preferred Shareholders), representing in aggregate, a total of 61.6% of our outstanding common stock, 100% of our outstanding Series A Preferred Stock and 81.2% of our outstanding voting stock as of the Record Date,  took action via a written consent to approve the Amendment.

On November 16, 2012, we filed the Amendment with the Secretary of State of Nevada and our name legally changed to “Eco-Tek Group, Inc.”  In connection with the Amendment and name change, the Company’s CUSIP number changed to 27887Y106 and effective at the open of the market on November 21, 2012, our trading symbol on the OTCQB will change to “ETEK”.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

3.1(1)*	Certificate of Amendment to Articles of Incorporation (November 16, 2012) – Changing Name to “Eco-Tek Group, Inc.”

*   Attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECO-TEK GROUP, INC.

DATED: November 20, 2012	By: /s/ Ronald Kopman
Ronald Kopman
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1(1)*	Certificate of Amendment to Articles of Incorporation (November 16, 2012) – Changing Name to “Eco-Tek Group, Inc.”

*   Attached hereto.